UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2020

FVCBankcorp, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-38647	47-5020283
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

11325 Random Hills Road

Fairfax, Virginia 22030

(Address of Principal Executive Offices) (Zip Code)

(703) 436-3800

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common Stock, $0.01 par value	FVCB	The Nasdaq Stock Market, LLC

Item 1.01	Entry into a Material Definitive Agreement

On October 13, 2020, FVCBankcorp, Inc. (the “Company”) entered into Subordinated Note Purchase Agreements (collectively, the “Purchase Agreement”) with certain qualified institutional buyers and institutional accredited investors pursuant to which the Company sold and issued an aggregate of $20,000,000 in aggregate principal amount of 4.875% fixed-to-floating rate subordinated notes due 2030 (the “Notes”).

The Notes will initially bear interest at 4.875% per annum, beginning October 13, 2020 to but excluding October 15, 2025, payable semi-annually in arrears. From and including October 15, 2025 through October 14, 2030, or up to an early redemption date, the interest rate shall reset quarterly to an interest rate per annum equal to the then current three-month SOFR plus 471 basis points, payable quarterly in arrears. Beginning on October 15, 2025 through maturity, the Notes may be redeemed, at the Company’s option, on any scheduled interest payment date. The Notes will mature on October 15, 2030. The Purchase Agreement contains certain customary representations, warranties and covenants made by the Company, on the one hand, and the Purchasers, severally and not jointly, on the other hand.

If certain events of default occur, such as the bankruptcy of the Company, the holder of a Note may declare the principal amount of the Note to be due and immediately payable. The Notes will be unsecured, subordinated obligations of the Company and will rank junior in right of payment to the Company’s existing and future senior indebtedness. The Notes are not convertible into common stock or preferred stock, and are not callable by the holders.

The Notes have been structured to qualify as Tier 2 capital under bank regulatory guidelines, and the proceeds from the sale of the Notes will be utilized for general corporate purposes, including supporting regulatory capital ratios of the Company’s subsidiary bank and the potential repayment of the Company’s existing subordinated debt (which debt becomes callable in June 30, 2021).

The Notes were offered and sold in reliance on the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D thereunder.

The foregoing descriptions of the Purchase Agreement and the Notes do not purport to be complete and are qualified in their entirety by reference to the forms of the Purchase Agreement and the Note which are attached hereto as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

In connection with the offering of the Notes, the Company made presentations to potential investors. The information presented to such potential investors is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The information contained in this Item 7.01, including the information incorporated by reference herein from Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On October 13, 2020, the Company issued a press release regarding the offering of Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Form of Subordinated Note.
10.1	Form of Subordinated Note Purchase Agreement.
99.1	Investor presentation.
99.2	Press release dated October 13, 2020.
104	The cover page from the Company’s Form 8-K with a date on report of October 13, 2020, formatted in Inline Extensible Business Reporting Language (included with Exhibit 101).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FVCBANKCORP, INC.

By:	/s/ Jennifer L. Deacon
Jennifer L. Deacon, Executive Vice President and Chief Financial Officer

Dated: October 14, 2020